CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission

Washington, D.C. 20549

We consent to the use in this Registration Statement on Form S-4 of Integrated Freight Systems, Inc. of our report dated May 9, 2009, relating to our audits of the financial statements of Morris Transportation, Inc. for the years ended March 31, 2008 and 2007, appearing in the prospectus which is part of this Registration Statement.

We also consent to the references to our Firm under the caption “Experts” in such Prospectus.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Englewood, Colorado

June 3, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission

Washington, D.C. 20549

We consent to the use in this Registration Statement on Form S-4 of Integrated Freight Systems, Inc. of our report dated May 9, 2009, relating to our audits of the financial statements of Smith Systems Transportation, Inc. for the years ended March 31, 2008 and 2007, appearing in the prospectus which is part of this Registration Statement.

We also consent to the references to our Firm under the caption “Experts” in such Prospectus.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Englewood, Colorado

June 3, 2009